UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2004
_______________

Targeted Genetics Corporation
(Exact name of registrant as specified in charter)

Washington	0-23930	91-1549568

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100 Seattle, Washington 98101

(Address of principal executive offices and Zip Code)

(206) 623-7612

(Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Item 5.         Other Events

        On February 2, 2004, Targeted Genetics Corporation announced a public offering of 10,854,247 shares of its common stock to institutional investors at a price of $2.35 per share, for gross proceeds of $25,507,504. The shares were offered under Targeted Genetics’ shelf registration statement on Form S-3 (File 333-107822), as amended.

        Targeted Genetics expects to receive net proceeds from the financing of approximately $23.8 million after deducting placement agent fees and estimated costs associated with the offering. SG Cowen Securities Corporation, or SG Cowen, and Roth Capital Partners, LLC, or Roth, served as placement agents for the transaction.

        Copies of the Placement Agent Agreement between Targeted Genetics and Roth, dated as of January 30, 2004 and the form of the Subscription Agreement among Targeted Genetics and each institutional purchaser, and the press release related to the offering are attached as Exhibits 1.1, 10.1 and 99.1 to this current report and are incorporated herein by reference.

Item 7.          Financial Statements and Exhibits

(c)	Exhibits.

1.1	Placement Agent Agreement

10.1	Form of Subscription Agreement

99.1	Press Release of Targeted Genetics Corporation dated February 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Targeted Genetics Corporation

Date: February 3, 2004	By: /s/ Todd E. Simpson
Todd E. Simpson Vice President, Finance and Administration, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Placement Agent Agreement

10.1	Form of Subscription Agreement

99.1	Press Release of Targeted Genetics Corporation dated February 2, 2004